Exhibit 99

TI updates fourth-quarter 2011 business outlook

Conference call on TI website at 4 p.m. Central time today
www.ti.com/ir

DALLAS (Dec. 8, 2011) – In a scheduled update to its business outlook for the fourth quarter of 2011, Texas Instruments Incorporated (TI) (NYSE: TXN) today narrowed and lowered its expected ranges for revenue and earnings per share (EPS).  The reductions are due to broadly lower demand across a wide range of markets, customers and products, except for Wireless applications processors.

The company currently expects its financial results to be within the following ranges:

•	Revenue: $3.19 – 3.33 billion compared with the prior range of $3.26 – 3.54 billion

•	EPS: $0.21 – 0.25 compared with the prior range of $0.28 – 0.36.

The company will hold a conference call at 4 p.m. Central time today to discuss this update.  This conference call will be available live at www.ti.com/ir.  TI’s original fourth-quarter outlook was published in the company’s third-quarter 2011 earnings release on October 24, available at www.ti.com/ir.  TI’s fourth quarter ends on December 31.

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Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import.  Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

•	Market demand for semiconductors, particularly in key markets such as communications, computing, industrial and consumer electronics;
•
TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
•	TI’s ability to compete in products and prices in an intensely competitive industry;
•	TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;
•	Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;
•
Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;
•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•
Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

•
Changes in laws and regulations to which TI or its suppliers are or may become subject, such as those imposing fees or reporting or substitution costs relating to the discharge of emissions into the environment or the use of certain raw materials in our manufacturing processes;

•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;
•	Customer demand that differs from our forecasts;
•	The financial impact of inadequate or excess TI inventory that results from demand that differs from projections;
•	Impairments of our non-financial assets;
•	Product liability or warranty claims, claims based on epidemic or delivery failure or recalls by TI customers for a product containing a TI part;
•	TI’s ability to recruit and retain skilled personnel;
•	Timely implementation of new manufacturing technologies, installation of manufacturing equipment and the ability to obtain needed third-party foundry and assembly/test subcontract services;
•	TI’s obligation to make principal and interest payments on its debt; and
•	TI’s ability to successfully integrate National Semiconductor’s operations, product lines and technologies, and to realize opportunities for growth and cost savings from the acquisition.

For a more detailed discussion of these factors, see the Risk Factors discussions in Item 1A of TI’s most recent Form 10-K, Item 1A of TI’s Form 10-Q for the quarter ended June 30, 2011 and Item 1A of TI’s Form 10-Q for the quarter ended September 30, 2011.  The forward-looking statements included in this release are made only as of the date of this release, and TI undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About Texas Instruments

Texas Instruments semiconductor innovations help 80,000 customers unlock the possibilities of the world as it could be – smarter, safer, greener, healthier and more fun.  Our commitment to building a better future is ingrained in everything we do – from the responsible manufacturing of our semiconductors, to caring for our employees, to giving back inside our communities.  This is just the beginning of our story.  Learn more at www.ti.com.